                                                                     EXHIBIT 4.4

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.


                               SERIES A WARRANT

                     To Purchase Shares of Common Stock of

                         NEUROCRINE BIOSCIENCES, INC.

     THIS CERTIFIES that, for value received,___________________________________
 The Health Care and Biotechnology Venture Fund is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time after the earlier of an IPO and March 31, 1997 but prior to March 26, 2006 (the "Exercise Period"), to subscribe for the purchase from Neurocrine Biosciences, Inc., a California corporation (the "Company"), at the Exercise Price, of that number of shares of the Company's Common Stock which is equal to 30% of the Amount Invested divided by 7.45, subject to adjustment as set forth below. For the purposes hereof:

"Amount Invested" means the amount of funds invested in Neuroscience Pharma
(NPI) Inc. by the first Investor to hold this Warrant pursuant to and as reflected in Exhibit C to the Unit Purchase Agreement entered into on March 29, 1996 among the Company, Neuroscience Pharma (NPI) Inc. and the Investors;

"Exercise Price" means the price per share of Common Stock in US$ determined as follows: (A) in the event an IPO occurs prior to March 31, 1997, the IPO Price,
(B) between April 1, 1997 and December 31, 1998, US $8.00 or, in the event there has been an IPO, the lesser of $8.00 and the IPO Price, or (C) between January 1, 1999 and March 26, 2006, $6.25 or, in the event there has been an IPO, the lesser of $6.25 and the IPO Price;

"Investors" shall have the meaning ascribed thereto in the Unit Purchase Agreement;

"IPO" means the initial public offering of the Company's Common Stock;

"IPO Price" means the offering price for the Company's Common Stock referred to in the registration statement filed by the Company with the Securities and Exchange Commission (prior to deduction of underwriters' discounts and other offering expenses);

and the Amount Invested shall be converted from C$ to US$, for the purpose of determining the number of shares of the Company's Common Stock to which the holder is entitled, by using the rate of exchange published in the Wall Street Journal on the last day the newspaper is published preceding the date of issuance hereof.

     Notwithstanding the foregoing, the Company shall have, at anytime during the Exercise Period, upon the exercise by the holder hereof, the right to "cash out" this Warrant by paying to the holder hereof the net cash value of the Warrant (being, if and only if the Common Stock is then publicly traded, the average closing price for the five trading days which precede by two trading days the date of the Notice of Exercise Form annexed hereto minus the Exercise Price, multiplied by the number of shares of Common Stock then represented by this Warrant), provided such cash value is less than US $100,000.

     1.   Title of Warrant.  Prior to the expiration hereof and subject to
          ----------------
compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company, referred to in Section 2 hereof, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     2.   Exercise of Warrant.  The rights to acquire shares of Common Stock
          -------------------
represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time during the Exercise Period, subject to adjustment as hereinafter provided, by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed at the office of the Company, in San Diego, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (a) by cash or check or bank draft payable to the order of the Company, (b) by cancellation of indebtedness of the Company payable to the holder hereof at the time of the exercise, or (c) if and only if the Common Stock is publicly traded, by delivery of an election in writing to receive a number of shares of Common Stock equal to the aggregate number of shares of Common Stock subject to this Warrant (or the portion thereof being issued upon such exercise) less that number of shares of Common Stock having a market value as of such date equal to the aggregate Exercise Price of the Warrant (or such portion thereof which is being exercised), whereupon the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased. The Company agrees that, if at the time of the surrender of this Warrant and purchase the holder hereof shall be entitled to exercise this Warrant, the shares so purchased shall be and be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

     Certificates for shares purchased hereunder shall be delivered to the holder hereof within a reasonable time, but not later than ten (10) days, after the date on which this Warrant shall have been exercised as aforesaid.

     If this Warrant is exercised with respect to less than all of the shares covered hereby, the holder hereof shall be entitled to receive a new Warrant, in this form, covering the number of shares with respect to which this Warrant shall not have been exercised less that number of shares (if any) cancelled in payment of the Exercise Price of the Warrant as set forth in clause 2.(c) hereof.

     The Company covenants that all shares of stock which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3.   No Fractional Shares or Scrip.  No fractional shares or scrip
          -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant.

     4.   Charges, Taxes and Expenses.  Issuance of certificates for shares of
          ---------------------------
Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant; provided, however, that in the event certificates for
                        --------  -------
shares of Common Stock are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that upon any transfer involved in the issuance or
            ----------------
delivery of any certificates for shares of Common Stock, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     5.   No Rights as Shareholders.  This Warrant does not entitle the holder
          -------------------------
hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     6.   Exchange and Registry of Warrant.  This Warrant is exchangeable, upon
          --------------------------------
the surrender hereof by the registered holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange.

     7.   Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by
          -------------------------------------------------
the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

     8.   Saturdays, Sundays, Holidays, etc.  If the last or appointed day for
          ---------------------------------
the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     9.   Adjustment.
          ----------

          (a)  Shares.  The number of shares and the type of stock for which
               -------
this Warrant is exercisable and the Exercise Price are subject to adjustment from time to time as follows:

               (i) In the event of any subdivision or change of the shares of Common Stock of the Company at any time while this Warrant is outstanding into a greater number of shares of Common Stock, the Company shall thereafter deliver at the time of purchase of shares of Common Stock under this Warrant, in lieu of the number of shares of Common Stock in respect of which the right to purchase is then being exercised, such greater number of shares of Common Stock of the Company as would result from said subdivision or change had the right of purchase been exercised before such subdivision or change without the holder making any additional payment or giving any other consideration therefor.

              (ii) In the event of any consolidation of the shares of Common Stock of the Company at any time while this Warrant is outstanding into a lesser number of shares of Common Stock, the Company shall thereafter deliver, and the holder of this Warrant shall accept, at the time of purchase of shares of Common Stock under this Warrant, in lieu of the number of shares of Common Stock in respect of which the right to purchase is then being exercised, such lesser number of shares of Common Stock of the Company as would result from such consolidation had the right of purchase been exercised before such consolidation.

             (iii) In the event of any reclassification of the shares of Common Stock of the Company at any time while this Warrant is outstanding, the Company shall thereafter deliver at the time of purchase of shares of Common Stock under this Warrant the number of shares of the Company of the appropriate class or classes resulting from said reclassification as the holder would have been entitled to receive in respect of purchase of shares of Common Stock in respect of which the right of purchase is then being exercised had the right of purchase been exercised before such reclassification.

              (iv) If the Company, at any time while this Warrant is outstanding, shall distribute any class of shares or rights, options or warrants (other than those referred to above) or evidence of indebtedness or property (excluding cash dividends paid in the ordinary course) to holders of shares of Common Stock of the Company, the number of shares to be issued by the Company under this Warrant shall, at the time of purchase, be appropriately adjusted and the holder shall receive, in lieu of the number of shares in respect of which the right to purchase is then being exercised, the aggregate number of shares or other securities or property that the holder would have been entitled to receive as a result of such event if, on the record date thereof, the holder had been the registered holder of the number of shares of Common Stock to which the holder was theretofore entitled upon exercise of the rights of the holder hereunder.

               (v) If the Company, at any time while this Warrant is outstanding, shall pay any stock dividend upon shares of stock of the Company of the class or classes in respect of which the right to purchase is then given under this Warrant, then the Company shall thereafter deliver at the time of purchase of shares under this Warrant, in addition to the number of shares of stock of the Company in respect of which the right of purchase is then being exercised, the additional number of shares of the appropriate class or classes as would have been payable on the shares of stock of the Company so purchased if the shares so purchased had been outstanding on the record date for the payment of the said stock dividend or stock dividends.

              (vi) If the Company, at any time while this Warrant is outstanding, shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or outstanding stock, or a recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that the holder hereof, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the amount of securities or other property to which such holder would actually have been entitled as a shareholder upon the consummation of the Transaction if the holder had exercised this Warrant immediately prior thereto.

          (b)  Automatic Amendment.  On the happening of each and every  event
               -------------------
set forth in this (S)9, the applicable provisions of this Warrant shall, ipso
                                                                         ----
facto, be deemed to be amended accordingly and the Company shall take all
- -----
necessary action so as to comply with such provisions as so amended.


     10.  Miscellaneous.
          -------------

          (a)  Issue Date.  The provisions of this Warrant shall be construed
               ----------
and shall be given effect in all respects as if it had been issued and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of California and for all purposes shall be construed in accordance with and governed by the laws of said state.

          (b)  Restrictions.  The holder hereof acknowledges that the Common
               ------------
Stock acquired upon the exercise of this Warrant shall have restrictions upon its resale imposed by state and federal securities laws.

          (c)  Authorized Shares.  The Company covenants that during the period
               -----------------
the Warrant is exercisable, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of the Company's Common Stock upon the exercise of the purchase rights under this Warrant.

          (d)  No Impairment.  The Company will not, by amendment of its
               -------------
Articles of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against impairment.

          (e)  Notices of Record Date.  In case
               ----------------------

               (i) the Company shall take a record of the holders of its Common Stock for the purposes of entitling them to receive any dividend (other than a cash dividend in the ordinary course) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right; or

              (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

             (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

     IN WITNESS WHEREOF, Neurocrine Biosciences, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated:  ____________, 1996.


                                        NEUROCRINE BIOSCIENCES, INC.


                                        By:_____________________________________

                                        Title:__________________________________

                                ASSIGNMENT FORM
                                ---------------

              (To assign the foregoing warrant, execute this form
                 and supply required information.  Do not use
                        this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to



________________________________________________________________________________
                                (Please Print)

whose address is________________________________________________________________

                                 (Please Print)


                                 Dated:____________________, _____.


                                 Holder's Signature:____________________________

                                  Holder's Address:_____________________________



     Note: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company.
Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                              NOTICE OF EXERCISE
                              ------------------


TO:  NEUROCRINE BIOSCIENCES, INC.

     (1) The undersigned hereby elects to purchase ___________________ shares of Common Stock of Neurocrine Biosciences, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                     ___________________________________
                                    (Name)



                     ___________________________________
                                   (Address)

     (3) The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



___________________________________       _____________________________________
              (Date)                                   (Signature)